NOTICE OF SPECIAL OFFER

March 28, 2006

To the Holders of Series A and Series B Common Stock Purchase Warrants of Veridicom International, Inc.

Veridicom International, Inc. (the “Company”) is extending a special warrant offer (the “Special Warrant Offer”) to all holders of the Company’s (i) Series A and Series B Warrants issued on February 25, 2005, April 29, 2005 and August 16, 2005 expiring five years after such dates (the “Original Warrants”). As part of the Special Warrant Offer, the exercise price of the Original Warrants shall be reduced from the exercise price referred to above to $0.04 per share (the “Reduced Exercise Price”).

The Company and the holders are consummating the Special Warrant Offer in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Regulation D promulgated thereunder. Based in material part upon the representations of the holder in the Form of Election to Purchase, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the securities pursuant to the Special Warrant Offer.

Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the securities.

Enclosed herewith please find an Election Form in connection with the Special Warrant Offer.

The Special Warrant Offer shall commence on 11 a.m. Eastern Time on March 30, 2006 and expire at 5:00 p.m. Eastern Time on April 10, 2006. Thereafter, all the Original Warrants that were not exercised pursuant to the Special Warrant Offer shall retain all of their previous rights and remain in full force and effect. If you choose to participate in the Special Warrant Offer, please sign the Form of Election to Purchase and fax and send by overnight express service the executed documents together with the Original Warrants to:

Veridicom International, Inc.
Attn: Paul Mann
3800-999 Third Avenue
Seattle, Washington 98104-4023
Phone: (206) 224-6206
Fax: (206) 224-6207

Upon receipt of the signed Election to Purchase and cash payment of the Reduced Exercise Price for the Original Warrants being exercised, the Company shall deliver the certificates representing the shares of common stock issuable upon exercise of the Original Warrants to the address specified in the Form of Election to Purchase. The aggregate Reduced Exercise Price for the exercise of the Original Warrants should be wired to the account of Veridicom International, Inc. per the following wiring instructions:

Wells Fargo
999-3rd Avenue, Lobby Level
Seattle, Washington 98104
ABA Number: 121000248
Swift ID: WFBIUS6SSEA
For Credit to: Veridicom International, Inc.
Account No.: 3800 334 538

If you have any further questions or comments, please call Paul Mann at (206) 224-6206.

Sincerely,

Paul Mann
President

EXHIBIT “A” to Notice of Special Offer

Veridicom International, Inc.
3800-999 Third Avenue
Seattle, Washington 98104-4023
Phone: (206) 224-6206
Fax: (206) 224-6207

ELECTION FORM

I, ___________________________ of _________________________, hereby agree to tender
Name
_________________ (number of warrants) Series A and Series B common stock purchase warrants of Veridicom International, Inc. (the “Company”), to the Company. I understand that upon such tender, the exercise price of 100% of the Class A common stock purchase warrants (“Warrants”) issued by the Company on February 25, 2005, April 25, 2005 and August 19, 2005, will be reduced to $0.04 in consideration of my agreement to exercise the above designated amount of the reduced price Series A and Series B common stock purchase warrants.

I enclose a check for $________, payable to Veridicom International, Inc. to cover this purchase or I have initiated a wire transfer to Veridicom to the following wire coordinates:

Wells Fargo
999-3rd Avenue, Lobby Level
Seattle, Washington 98104
ABA Number: 121000248
Swift ID: WFBIUS6SSEA
For Credit to: Veridicom International, Inc.
Account No.: 3800 334 538

The undersigned acknowledges that the Company has previously delivered _________ shares of common stock issuable upon exercise of the Warrants and will only deliver _________ additional shares of common stock in connection with the Warrant exercise described herein. As a condition of this Warrant exercise and in connection therewith the Company will reinstate $_________ of the principal of the Company’s Notes purchased by me contemporaneously with the Warrants and accordingly cancel an equivalent amount of the conversion of such Notes which was the subject of a Notice of Conversion delivered to the Company on _____________, 200__. After giving effect to the foregoing as of April ___, 2006, the undersigned is holding $__________ of Note principal on which $_________ interest has accrued.

__________________________________
Signature
On behalf of _______________________

______________________________
Date

___________________________________________
(1) Original Warrants are not required to accompany the Election Form and will be cancelled on the books and records of the Company upon delivery of common stock issuable upon the exercise thereof.
(2) This election form may be delivered to Veridicom International, Inc. at the above address or faxed to Veridicom International, Inc. at (206) 224-6207, Attn: Paul Mann. Exercise of the Warrant will be effective only upon receipt by Veridicom International, Inc. of the check or wire transfer.